                               AMENDMENT NO. 1 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 6th day of March, 2001 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998 and amended March 1,
1999.

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Municipal Trust (the "Trust") to add a new
class, and

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of March 6, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
6th day of March, 2001.

Trustees of the American Century Municipal Trust

/*/Albert A. Eisenstat                                /*/Kenneth E. Scott
Albert A. Eisenstat                                   Kenneth E. Scott

/*/Ronald J. Gilson                                   /*/James E. Stowers III
Ronald J. Gilson                                      James E. Stowers III

/*/William M. Lyons                                   /*/Jeanne D. Wohlers
William M. Lyons                                      Jeanne D. Wohlers

/*/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

 Series                                      Class        Date of Establishment

 Tax-Free Money Market Fund                  Investor          07/31/1984

 Limited-Term Tax-Free Fund                  Investor          03/01/1993

 Intermediate-Term Tax-Free Fund             Investor          07/31/1984

 Long-Term Tax-Free Fund                     Investor          07/31/1984

 High-Yield Municipal Fund                   Investor          12/15/1997
                                             C                  5/01/2001

 Florida Municipal Money Market Fund         Investor          04/11/1994

 Florida Intermediate-Term Municipal Fund    Investor          04/11/1994

 Arizona Intermediate-Term Municipal Fund    Investor          04/11/1994

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.